UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as Amended

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

AGRIFORCE GROWING SYSTEMS, LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AgriFORCE Schedules Special Meeting of Shareholders

DECEMBER 01, 2022 9:00AM EST

All stockholders of record as of November 1, 2022 are encouraged to vote their shares on or before 9AM Pacific Time / 12PM Eastern Time on December 7, 2022

Shareholders may vote their shares by calling Alliance Advisors at (844) 717-2299

VANCOUVER, British Columbia, Dec. 01, 2022 (GLOBE NEWSWIRE) — AgriFORCE Growing Systems Ltd. (“the Company”) (NASDAQ: AGRI; AGRIW), an intellectual property (IP)-focused AgTech company dedicated to advancing sustainable cultivation and crop processing across multiple platforms, today announced it has scheduled a special meeting of shareholders, to approve share issuances in connection with the previously announced purchase of food processing technology from Manna Nutritional Group, acquisitions of the Stronghold property and Delphy Groep BV, as well as the recent debt financing transaction, and any other related matters, which will be held on December 8, 2022 at 11AM Pacific time / 2PM Eastern Time. AgriFORCE’s board of directors unanimously recommends that its stockholders vote “FOR” each of the proposals.

AgriFORCE stockholders at the close of business on the record date of November 1, 2022 are encouraged to vote their shares as soon as possible before 9AM Pacific Time / 12PM Eastern Time on December 7, 2022. AgriFORCE has completed mailing to stockholders the definitive proxy statement relating to the special meeting of stockholders. Stockholders can exercise their votes online, via telephone or by mail.

Stockholders who need assistance voting their shares should contact AgriFORCE’s proxy solicitor, Alliance Advisors, toll-free at (844) 717-2299 or by email to agri@allianceadvisors.com.

About AgriFORCE

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI; AGRIW) is an AgTech company focused on building an integrated AgTech platform that combines the best technology, intellectual property and knowledge to solve an urgent problem – providing the best solutions to help drive sustainable crops and nutritious food for people around the world. Looking to serve the global market, the Company’s current focus is on North America, Europe and Asia. The AgriFORCE vision is to be a leader in delivering plant-based foods and products through an advanced and sustainable AgTech platform that makes positive change in the world—from seed to table. Additional information about AgriFORCE is available at: www.agriforcegs.com.

Follow AgriFORCE on Twitter: @agriforcegs
Follow AgriFORCE on Facebook: AgriFORCE Growing Systems Ltd.
Connect with AgriFORCE on LinkedIn: AgriFORCE Growing Systems Ltd.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

This announcement is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities of the issuer. Any offer to sell or solicitation of an offer to buy securities of the issuer may only be made pursuant to a valid prospectus pursuant to an effective registration statement or pursuant to a valid exemption from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Company Contact:

Ian Pedersen
Tel: (604) 757-0952
Email: ipedersen@agriforcegs.com

Investor Relations:

Crescendo Communications, LLC
David Waldman/Natalya Rudman
Tel: (212) 671-1021
Email: AGRI@crescendo-ir.com

Media Relations:

Peppercomm
Hannah Robbins
Tel: (415) 633-3205
Email: AgriFORCE@peppercomm.com

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the SEC, including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.